Exhibit 99.1

FOR IMMEDIATE RELEASE

Semtech Announces Pricing of $575 Million Public Offering of Common Stock

CAMARILLO, Calif., December 5, 2024—Semtech Corporation (Nasdaq: SMTC), a high-performance semiconductor, IoT systems and cloud connectivity service provider (“Semtech” or “Company”), today announced the pricing of an underwritten public offering of 9,126,985 shares of its common stock at a public offering price of $63.00 per share. The size of the offering was increased from the previously announced $400 million of shares of common stock. The gross proceeds to the Company, before deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be approximately $575 million. The offering is scheduled to close on December 9, 2024, subject to the satisfaction of customary closing conditions. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 1,369,047 shares of its common stock, at the public offering price per share, less underwriting discounts and commissions.

The Company intends to use the net proceeds from the proposed offering for the repayment of certain indebtedness under the Company’s Third Amended and Restated Credit Agreement, dated September 26, 2022, with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Morgan Stanley and UBS Investment Bank are acting as joint book-running managers for the offering.

The offering was made pursuant to a prospectus supplement, dated December 5, 2024, to the accompanying prospectus included in the Company’s automatically effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2024. Copies of the final prospectus supplement and accompanying prospectus related to the offering may be obtained, when available, from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or by telephone at (866) 718-1649, or by e-mail at prospectus@morganstanley.com; or UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, or by telephone at (888) 827-7275.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and include statements regarding the expected gross proceeds from the offering; the anticipated use of proceeds from the offering. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “could,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the expected gross proceeds from the offering and the anticipated use of proceeds therefrom; the Company’s ability to comply with, or pursue business strategies due to the covenants under the agreements governing its indebtedness; the Company’s ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty; downturns in the business cycle; and decreasing average selling prices of the Company’s products. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2024, which was filed with the SEC on March 28, 2024, as such risk factors may be amended, supplemented or superseded from time to time by subsequent reports the Company files with the SEC. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

Semtech and the Semtech logo are registered trademarks or service marks of Semtech Corporation or its subsidiaries.

SMTC-F

CONTACT:

Sara Kesten

Semtech Corporation

(805) 480-2004

webir@semtech.com